Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned, Brian A. Staebler, President and Principal Executive Officer of Everflow Eastern Partners, L.P. (the “Company”), and Michael W. Rathburn, Vice President, Secretary-Treasurer and Principal Financial and Accounting Officer of the Company, hereby certify that, to his knowledge:

(1)         the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

Dated:  August 9, 2024

/s/ Brian A. Staebler
Brian A. Staebler
President and Principal Executive Officer

/s/ Michael W. Rathburn
Michael W. Rathburn
Vice President, Secretary-Treasurer and
Principal Financial and Accounting Officer